UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 17, 2011

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

On June 17, 2011, Iconix Brand Group, Inc. (the “Company”), based on the approval of the Compensation Committee (the “Committee”) of the Company’s Board of Directors, entered into an amendment and extension (“Amendment”) to the Employment Agreement dated June 28, 2008 (as previously amended, “Original Agreement”) between the Company and Neil Cole, its Chairman of the Board, President and Chief Executive Officer.  In connection with the execution of the Amendment, the Committee was advised by James F. Reda & Associates, LLC, an independent compensation consultant.

The Amendment extends the term of Mr. Cole’s employment until December 31, 2015, unless  earlier terminated as provided in the Amendment (the “Term”).  Pursuant to the Amendment, Mr. Cole is entitled to an annual base salary of $1,000,000 through December 31, 2011, and thereafter during the Term, an annual base salary of $1,500,000. Mr. Cole received an extension signing bonus of $3,000,000, which is repayable in full under certain circumstances.  In addition, Mr. Cole will be eligible to receive annual cash bonuses, not to exceed 150% of his base salary for the fiscal year ending December 31, 2011, and not to exceed 200% of his base salary for each fiscal year of the Term ending after December 31, 2011, in each case, based on the Company’s achievement of certain annual performance-based goals.

The Amendment provides that all restricted stock units and performance stock units provided for in the Original Agreement shall continue to vest in accordance with the terms and conditions of the Original Agreement. In addition, Mr. Cole was granted time-vested restricted common stock units with a fair market value (as defined in the Amendment) on the date of the Amendment of $4,500,000 (the “RSUs”) and performance-based restricted common stock units with a fair market value on the date of the Amendment of $26,790,000 (the “PSUs”).  The RSUs will vest in three substantially equal annual installments commencing on December 31, 2013, subject to Mr. Cole’s continuous employment with the Company on the applicable vesting date, and the PSUs will be subject to vesting based on the Company’s achievement of certain designated performance goals during the four fiscal years beginning with the fiscal year ending December 31, 2012.  Both the RSUs and PSUs are subject to forfeiture upon the termination of Mr. Cole’s employment under certain circumstances.

The Amendment provides that the Original Agreement shall continue in full force and effect unamended, except to the extent amended by the Amendment.

The descriptions of the Amendment and the related RSUs and PSUs do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the exhibits thereto which are filed as Exhibit 10.1 to this Report

Item 7.01	Regulation FD Disclosure.

Mr. Cole entered into a Sales Plan with a brokerage firm under Rule 10b5-1 of the Securities Exchange Act of 1934.  Mr. Cole’s 10b5-1 plan was implemented because of the short duration remaining on previously granted ten-year stock options covered by the 10b5-1 plan and applies only to options that expire by their terms on or before May 22, 2012.  The 10b-5-1 plan does not cover any other stock options or shares of common stock of the Company Mr. Cole owns.  The 10b-5-1 plan provides for the sale of up to a maximum of 965,000 shares of the Company’s common stock at prices in excess of specified minimum market prices beginning August 1, 2011 and ending May 22, 2012.  All sales under the 10b5-1 plan are subject to the terms and conditions thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amendment to Employment Agreement by and between Iconix Brand Group, Inc. and Neil Cole dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Andrew Tarshis
Andrew Tarshis
Executive Vice President and General Counsel

Date:  June 17, 2011